Exhibit 5

                               Dennis E. O'Reilly
                               4311 Jamboree Road
                            Newport Beach, CA 92660
                                  June 8, 2000

Conexant Systems, Inc.
4311 Jamboree Road
Newport Beach, CA 92660

Ladies and Gentlemen:

                  In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by Conexant Systems, Inc., a Delaware corporation (the "Company"), of the offer and sale by the Company of shares of common stock, par value $1 per share, of the Company (together with the associated Preferred Share Purchase Rights, the "Common Stock") issuable or deliverable upon (i) the exchange for the exchangeable shares (the "Exchangeable Shares") of Philsar Semiconductor Inc. ("Philsar") issued in connection with the acquisition by the Company of Philsar (the "Acquisition") and (ii) the exercise of warrants (the "Warrants") and options (other than employee stock options) (the "Options") originally issued by Philsar which were amended in connection with the Acquisition to become warrants and options to purchase Common Stock, I advise as follows:

                  I am Senior Vice President, General Counsel and Secretary of the Company. I have reviewed the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company under the Act with respect to the Common Stock to be issued or delivered upon the exchange for Exchangeable Shares or upon exercise of the Warrants and Options and the corporate proceedings taken by the Company in connection with the authorization of the Common Stock. I have also examined originals, or copies

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Conexant Systems, Inc.              -2-                            June 8, 2000

certified to my satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company, and other documents as I have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to questions of fact material to this opinion, I have, when relevant facts were not independently established, relied upon certificates of officers of the Company and appropriate public officials.

                  On the basis of the foregoing, and having regard for such legal considerations as I deem relevant, I am of the opinion that when the Registration Statement becomes effective under the Act, the Common Stock that has been duly reserved for issuance or delivery upon the exchange for Exchangeable Shares or the exercise of Warrants and Options will be, when so issued or delivered, duly authorized, validly issued, fully paid and non-assessable.

                  I express no opinion herein as to any laws other than the laws of the State of California, the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the applicable reported judicial decisions related thereto) and the Federal laws of the United States.

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Conexant Systems, Inc.               -3-                          June 8, 2000


                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                                Very truly yours,

                                                /s/ Dennis E. O'Reilly, Esq.
                                                ----------------------------
                                                Dennis E. O'Reilly, Esq.
                                                Senior Vice President,
                                                General Counsel and Secretary